THE BANK OF NEW YORK

NEW YORK’S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286

AMERICAN  DEPOSITARY  RECEIPTS

July 2, 2003

U.S. Securities & Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Attn.:  Document Control

Re:   American Depositary Shares evidenced by American Depositary Receipts for Ordinary Shares of the par value of 13.50 Euros each of Veolia Environnement (f/k/a Vivendi Environnement) (Form F-6 File No. 333-13972)

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Dear Sir or Madam:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we enclose a copy of the revised prospectus (“Prospectus”) for Veolia Environnement (f/k/a Vivendi Environnement) which reflects the par value change from EUR 13.5 to EUR 5. As required by Rule 424(e) the right hand corner of the cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate for Veolia Environnement.

Due to the par value change of Veolia Environnement, the Prospectus has been revised to include an overstamp that states:

“Effective June 24, 2003, the Par Value of the Company has changed From EUR 13.5 to EUR 5”

Should you have any questions or comments please do not hesitate to contact me at (212) 815- 2207.

Sincerely,

/s/ Jessica Diaz

Jessica Diaz

Assistant Treasurer

Encl.

cc:    Paul Dudek, Esq. (Office of International Corporate Finance)